Exhibit 99.1

Arcellx Appoints Michelle Gilson as Chief Financial Officer

FOSTER CITY, Calif., May 23, 2022 /PRNewswire/ — Arcellx, Inc. (NASDAQ: ACLX), a biotechnology company reimagining cell therapy through the development of innovative immunotherapies for patients with cancer and other incurable diseases, today announced the appointment of Michelle Gilson as Chief Financial Officer. Ms. Gilson joins Arcellx from Canaccord Genuity, where most recently she served as Managing Director and Senior Equity Research Analyst covering biotechnology companies. Ms. Gilson will oversee the company’s finance function and will play a key role in overall corporate strategy.

“Michelle’s vision, leadership, and experience as a research analyst, which included covering companies in the oncology space, will be an invaluable addition to the existing breadth of talent on our management team,” said Rami Elghandour, Arcellx’s Chairman and Chief Executive Officer. “Michelle brings a depth of knowledge in capital markets and biotechnology and represents the values we look for in our leaders that made her an ideal fit for Arcellx. On behalf of our organization and Board of Directors, we welcome Michelle to our team. I look forward to the impactful role I know she will play as we continue towards our mission of bringing our cell therapy to market to help as many patients as possible.”

Most recently, Ms. Gilson served as a Managing Director and Senior Equity Research Analyst at Canaccord Genuity, covering biotechnology companies. Prior to joining Canaccord, Ms. Gilson held biotechnology equity research roles at Jefferies, LLC; Instinet, LLC (Nomura Securities); Oppenheimer & Co. Inc.; and Goldman Sachs. Ms. Gilson earned her B.S. in Business Administration from the University of Southern California.

About Arcellx, Inc.

Arcellx, Inc. is a clinical-stage biotechnology company reimagining cell therapy by engineering innovative immunotherapies for patients with cancer and other incurable diseases. Arcellx believes that cell therapies are one of the forward pillars of medicine and Arcellx’s mission is to advance humanity by developing cell therapies that are safer, more effective, and more broadly accessible. Arcellx’s lead product candidate, CART-ddBCMA, is being developed for the treatment of relapsed or refractory multiple myeloma (r/r MM) in an ongoing Phase 1 study. CART-ddBCMA has been granted Fast Track, Orphan Drug, and Regenerative Medicine Advanced Therapy designations by the U.S. Food and Drug Administration.

Arcellx is also advancing its dosable and controllable CAR-T therapy, ARC-SparX, through two programs: a Phase 1 study of ACLX-001 for r/r MM, initiated in the second quarter of 2022; and ACLX-002 in relapsed or refractory acute myeloid leukemia and high-risk myelodysplastic syndrome, expected to enter the clinic in the second half of 2022.

Visit www.arcellx.com for more information.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements in this press release that are not purely historical are forward-looking statements. The forward-looking statements contained herein are based upon Arcellx’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. These forward-looking statements are neither promises nor guarantees and are subject to a variety of risks and uncertainties, including risks that may be found in the section entitled “Risk Factors” in documents that Arcellx files from time to time with the Securities and Exchange Commission. These forward-looking statements are made as of the date of this press release, and Arcellx assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Contact:

Myesha Lacy

Arcellx, Inc.

ir@arcellx.com

510-418-2412

Media Contact

Andrea Cohen

Sam Brown Inc.

andreacohen@sambrown.com

917-209-7163